                                                                                                           EXECUTION VERSION

8,050,000 SHARES

CHINA CORD BLOOD CORPORATION

ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

UNDERWRITING AGREEMENT

November 5, 2010

November 5, 2010

Jefferies & Company, Inc.
520 Madison Avenue
New York, NY 10022
United States of America

Ladies and Gentlemen:

China Cord Blood Corporation, an exempted company with limited liability registered by way of continuation in the Cayman Islands (the “Company”), proposes to issue and sell to Jefferies & Company, Inc. (the “Underwriter”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the Underwriter, an aggregate of 8,050,000 ordinary shares, par value US$0.0001 per share (the “Firm Shares”), of which 7,000,000 shares are to be issued and sold by the Company and 1,050,000 shares are to be sold by the Selling Shareholders. Each Selling Shareholder will sell the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the Underwriter not more than an additional 1,207,500 ordinary shares (the “Additional Shares”), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such ordinary shares granted to it in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The ordinary shares, par value US$0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-3 relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 25, 2010 is hereinafter referred to as the “Base Prospectus.”  The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the Registration Statement shall be deemed to include the Rule 462(b) Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any (each identified in Schedule II hereto), and “broadly available road show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Underwriter that:

(a)                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section  5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(c)                 The Company has been registered by way of continuation and is duly incorporated in the Cayman Islands, is validly existing as an exempted company with limited liability under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in the Cayman Island, and in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, business or operations, or on the business prospects of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”). The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on June 25, 2009 and effective on June 30, 2009 (the “Memorandum & Articles”) comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(d)                 The Company’s subsidiaries have been identified in Schedule III hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”), and the Company has no other direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Each Subsidiary has been duly incorporated, is validly existing as a corporation and is in good standing (where applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The business license of each Subsidiary is in full force and effect. All of the issued shares of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as noted in Schedule III, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.  The memorandum and articles of association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(e)                 This Agreement has been duly authorized, executed and delivered by the Company.

(f)                 The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(g)                 The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(h)                 The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i)                 There are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any Shares or direct interest in any of the Subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(j)                 The Shares to be sold by the Company, when issued and delivered in accordance with the terms of this Agreement, will be free of any restriction upon the transfer thereof under the Memorandum & Articles (subject to compliance with the procedures for transfer set out therein) or any agreement or other instrument to which the Company is a party.

(k)                 The Shares have been approved for listing on the New York Stock Exchange (the “NYSE”).

(l)                 Neither the Company nor any of the Subsidiaries is (i) in breach of or in default under any applicable laws and regulations of the United States, the People’s Republic of China (the “PRC”), the Cayman Islands, the British Virgin Islands or Hong Kong, (ii) in violation of its memorandum and articles of association or other constitutive documents or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for such breaches or defaults as would not, singly or in the aggregate, have a Material Adverse Effect; and none of the businesses, activities, agreements or commitments of the Company or any of the Subsidiaries is or has been unauthorized or exceeds or has exceeded the business scope of its business licenses, except to the extent that the failure to be so authorized or to operate within the business scope of its business license has been corrected, remedied, rectified or waived or where such failure would not have a Material Adverse Effect.

(m)                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene any provision of applicable law or the memorandum and articles of association, certificate of incorporation, by-laws or other constitutive documents of the Company or any of the Subsidiaries, (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States and applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the NYSE in connection with the offer and sale of the Shares.

(n)                 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o)                 There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)                 Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)                 The Company and the Subsidiaries (i) are in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(s)                 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(t)                 Except for the securities registered pursuant to the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u)                 Neither the Company nor any of its Subsidiaries or consolidated affiliated entities, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or consolidated affiliated entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates, have conducted their businesses in compliance with applicable anti-corruption laws, including without limitation the Foreign Corrupt Practices Act of 1977, as amended, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v)                 The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)                 (i)  The Company represents that neither the Company nor any of the Subsidiaries (collectively, the “Entity”) or , to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x)                 Each of the Company and the Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it which is material to its business, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or such Subsidiary, as applicable; and any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or a Subsidiary, as applicable.

(y)                 The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  To the best of the Company’s knowledge, the products, services, processes and inventions of the Company and the Subsidiaries that are material to the business of the Company and the Subsidiaries or are otherwise referenced in the Time of Sale Prospectus and the Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, including any patent or trade secret right held by or assignable to any third person.

(z)                 No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, business partners or contractors that could have a Material Adverse Effect.

(aa)                 The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of the Subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb)                 Each of the Company and the Subsidiaries possesses all necessary licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances and permits, issued by the appropriate domestic or foreign governmental agency or body or any stock exchange authority or any other regulatory body having jurisdiction over it and its assets and properties, for it to conduct its business, except where the failure so to possess would not, singly or in the aggregate, have a Material Adverse Effect (collectively, the “Governmental Approvals”); each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all Governmental Approvals; all of the Governmental Approvals are valid and in full force and effect, except where the invalidity or failure to be in full force or effect would not, singly or in the aggregate, have a Material Adverse Effect; none of the Governmental Approvals contains any materially burdensome restrictions or conditions not described in the Time of Sale Prospectus and the Prospectus; neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any of the Governmental Approvals which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has any reason to believe that any of the Governmental Approvals will not be renewed in the ordinary course.

(cc)                 No material relationships, direct or indirect, or material transactions exist between the Company or any of the Subsidiaries on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand; and the statements in the Time of Sale Prospectus and the Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in the light of the circumstances under which they are made, not misleading.

(dd)                 Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended March 31, 2010 and does not expect to become a PFIC in its current taxable year; and the Company has no plans or intentions to become a PFIC in the future.

(ee)                 Each of the Company and the Subsidiaries has filed all income, franchise and other tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company nor any of the Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ff)                 No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the government of the PRC or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery or performance of this Agreement, (ii) the issuance, sale or delivery of the Shares to the Underwriter or (iii) the initial sale and delivery by the Underwriter of the Shares to purchasers thereof.

(gg)                 The consolidated financial statements (and the notes thereto) of the Company included in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. GAAP on a consistent basis throughout the periods involved and (ii) KPMG, who have expressed an opinion on the audited financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(hh)                 The section of the Time of Sale Prospectus captioned “Item 5. Operating and Financial Review and Prospects – Our Financial Condition and Results of Operations – Critical Accounting Policies” accurately and fairly describes (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments, (ii) the judgments and uncertainties affecting the application of critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ii)                 The section of the Time of Sale Prospectus captioned “Item 5. Operating and Financial Review and Prospects” accurately and fairly describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its Subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its Subsidiaries for capital resources.

(jj)                 The Company and its Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements of each of the Company and the Subsidiaries in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk)                 The Company has established and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(ll)                 The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(mm)                 The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in material compliance with all applicable provisions of the Sarbanes-Oxley Act.

(nn)                 Since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries has: (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in the case of any of clauses (i) through (iv) above, be material to the Company and the Subsidiaries taken as a whole, and that are not otherwise described in the Time of Sale Prospectus and the Prospectus.

(oo)                 Subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, the Company has not purchased any of its outstanding securities, nor declared, paid or otherwise made any dividend or distribution of any kind, and there has not been any material change in the issued share capital, short-term debt or long-term debt of the Company or any of the Subsidiaries.

(pp)                 Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the Cayman Islands.

(qq)                 Except as set forth in the Time of Sale Prospectus and the Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company or (iv) transferring any of its property or assets to the Company or any other Subsidiary; except as set forth in the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable upon the equity interests in a Subsidiary may be converted into foreign currency that may be freely transferred out of the PRC or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the PRC or its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in the PRC or its jurisdiction of incorporation, in each case without the necessity of obtaining any governmental authorization in the PRC or its jurisdiction of incorporation.

(rr)                 The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.  The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and understands such legal advice.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Shares, the listing and trading of the Shares on the NYSE and the consummation of the transactions contemplated by this Agreement are not, as of the date hereof, adversely affected by the PRC Mergers and Acquisitions Rules.

(ss)                 The Company is in compliance with the applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”) in all material respects and has used its reasonable efforts to cause its shareholders, beneficial owners and option holders who may be subject to SAFE Rules and Regulations to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, beneficial owner and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(tt)                 The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(uu)                 Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vv)                 The Company has not sold, issued or distributed any Shares of its capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ww)                 Neither the Company nor any of the Subsidiaries nor any of their respective properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.  The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

(xx)                 Any statistical, industry-related and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(yy)                 The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action in any New York Court arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 4 hereof.

(zz)                 Except as disclosed in the Time of Sale Prospectus and the Prospectus, the courts of the Cayman Islands and PRC would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon, provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands or the PRC, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands or the PRC, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands or the PRC.  The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(aaa)                 There are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person that would give rise to a valid claim against the Company or any of the Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Subsidiaries or any of their respective executive officers or directors that may affect the Underwriter’s  compensation as determined by FINRA.

(bbb)                 There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Subsidiaries or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(ccc)                 None of the net proceeds from the sale of the Shares under this Agreement will be paid to any participating FINRA member or its affiliates.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter in connection with the Shares shall be deemed a representation and warranty by the Company to the Underwriter as to matters covered thereby.

2.      Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with the Underwriter that:

(a)                 Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing (where applicable) in its jurisdiction of organization.

(b)                 This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c)                 The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact” and collectively, the “Attorneys-in-Fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation, memorandum and articles of association, by-laws or similar constitutive documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states of the United States and applicable rules and regulations of FINRA and the NYSE in connection with the offer and sale of the Shares.

(d)                 Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(e)                 The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(f)                 Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Memorandum & Articles and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(g)                 The questionnaires containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Shares such Selling Shareholder has elected to sell in the offering, completed by such Selling Shareholder and submitted to the Company, does not and as of the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Shares indicated in the election form is valid and binding on such Selling Shareholder.

(h)                 Certificates in negotiable form for all Shares to be sold by such Selling Shareholder under this Agreement, together with a share transfer form, stock power or powers or forms duly endorsed in blank by such Selling Shareholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder, subject to the terms of the Custody Agreement.

(i)                 The Shares represented by the certificates held in custody for such Selling Shareholder by the Custodian are subject to the interests of the Underwriter hereunder; the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; and if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the transfer of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement.

(j)                 To such Selling Shareholder’s knowledge, without independent investigation, the representations and warranties of the Company contained in Section 1 are true and correct, and the Time of Sale Prospectus and the Prospectus does not omit any material fact, condition or information that has had, or may have, a Material Adverse Effect.  Such Selling Shareholder is not prompted by any information concerning the Company or the Subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.

(k)                 The statements of fact set out in the Time of Sale Prospectus and the Prospectus which contain information in relation to such Selling Shareholder (“Selling Shareholder Information”), to the extent such statements relate to such Selling Shareholder, are and will (as at the date of the Time of Sale Prospectus and the Prospectus) be true and accurate in all material respects and not misleading in any material respect, it being understood that and there are no facts known or which on reasonable enquiry could have been known to such Selling Shareholder and/or its Directors (or any of them) which are not disclosed in the Time of Sale Prospectus and the Prospectus, the omission of which would make the Selling Shareholder Information misleading in any material respect or which in the circumstances of the Global Offering are material for disclosure therein.

(l)                 There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to such Selling Shareholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriter’s compensation as determined by FINRA.

(m)                 There are no affiliations or associations between any member of FINRA and such Selling Shareholder, except as disclosed in the Time of Sale Prospectus and the Prospectus; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with”, as such terms are used in the Rules of FINRA) such member.

(n)                 Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to any free writing prospectus, and has not distributed any written materials in connection with the offer or sale of the Shares.

(o)                 No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the government of the PRC or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the sale or delivery of such Selling Shareholder’s Shares to the Underwriter or (ii) the initial sale and delivery by the Underwriter of such Shares to purchasers thereof.

(p)                 Such Selling Shareholder has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i) Neither such Selling Shareholder nor any of its subsidiaries, affiliates, employees, agents and directors and officers in the United States: (A) does any business with or involving the government of, or any person or project located in, any country targeted by any Sanctions or administered by the OFAC; or (B) supports or facilitates any such business or project, in each case other than as permitted under Sanctions, and (ii) such Selling Shareholder is not controlled (within the meaning of the executive orders or regulations promulgating such Sanctions or the laws authorizing such promulgation) by any such government or person.

(q)                 Such Selling Shareholder, if a PRC resident or PRC citizen, or, if such Selling Shareholder is an entity, any of the direct or indirect owners or controlling persons of such Selling Shareholder that is a PRC resident or PRC citizen, is in compliance with any applicable SAFE Rules and Regulations in all material respects, including without limitation, having completed or being in the process of completing any registration and other procedures required under applicable SAFE Rules and Regulations.

Any certificate signed by any Selling Shareholder and delivered to the Underwriter or counsel for the Underwriter in connection with the Shares shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to matters covered thereby.

3.      Agreements to Sell and Purchase.  Each Seller, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from such Seller, at US$4.2525 a Share (the “Purchase Price”), the number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions the Selling Shareholders agree to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase, up to the maximum number of Additional Shares at the Purchase Price.  The Underwriter may exercise this in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), the Underwriter agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriter may determine).

Each Selling Shareholder hereby agrees that, without the prior written consent of the Underwriter it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) transactions relating to Ordinary Shares or other securities of the Company acquired in open market transactions after the completion of the Public Offering, (c) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (e) transfers upon death by will or intestacy to the undersigned’s immediate family, (f) distribution of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the undersigned, (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or (h) the exercise, sale, transfer or disposal of any of the warrants issued by Pantheon China Acquisition Corp., the Company’s predecessor, in connection with its initial public offering and assumed by Pantheon Arizona Corp. and the Company in connection with its redomicile to the Cayman Islands (the “SPAC Warrants”) or any Ordinary Shares issued upon such exercise, provided that, in the case of any gift, disposition, transfer or distribution pursuant to sub-clauses (c), (d), (e) or (f), each donee, transferee or distribute shall sign and deliver a lock-up letter substantially in the form of this letter and that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities of the Company acquired in such open market transactions; and provided further, that, in the case of sub-clause (g) above, such plan does not provide for the transfer of Ordinary Shares during the restricted period, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.  In addition, each Selling Shareholder agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.  Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Ordinary Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify the Underwriter of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus,  (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Ordinary Shares (1) upon the exercise of the SPAC Warrants or (2) pursuant to the terms of the Company’s warrant exchange offer, provided that the Company agrees to include provisions in the relevant warrant exchange offer documents to require the holders of the SPAC Warrants to agree that any such Shares issued (other than upon such exercise) shall not be transferable by the recipients thereof during the 45-day period following the consummation of such exchange offer, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the  Exchange Act for the transfer of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the 90-day restricted period or (d) the grant of options to purchase Ordinary Shares that would not vest, restricted shares that would not become freely transferable and restricted share units that would not vest, in each case during the 90-day restricted period, under the Company’s share incentive plan.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify the Underwriter of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

4.      Terms of Public Offering. The Sellers are advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as, in the judgment of the Underwriter, is advisable.  The Sellers are further advised by the Underwriter that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5.      Payment and Delivery.  Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on November 10, 2010, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Underwriter.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company on behalf of the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the 10th business day after the date of such notice, as may be designated in writing by the Underwriter.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and the Additional Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

6.      Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:

(a)                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Underwriter, is material and adverse and that makes it, in the judgment of the Underwriter, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b)                 The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)                 The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an Attorney-in-Fact, to the effect that the representations and warranties of each of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date, and that each of the Selling Shareholders has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)                 The Underwriter shall have received on the Closing Date opinions of Loeb & Loeb LLP and Jones Day, U.S. counsels for the Company and the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to the Underwriter, respectively.

(e)                 The Underwriter shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(f)                 The Underwriter shall have received on the Closing Date an opinion of JunZeJun Law Offices, PRC counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(g)                 The Underwriter shall have received on the Closing Date an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(h)                 The Underwriter shall have received on the Closing Date an opinion of Jones Day, Hong Kong counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(i)                 The Underwriter shall have received on the Closing Date an opinion of local counsel for each Selling Shareholder, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(j)                 The Underwriter shall have received on each of the date hereof and the Closing Date a certificate, dated the date hereof and the Closing Date, respectively, and signed by the Chief Financial Officer, to the effect set forth in Exhibit A.

(k)                 The Underwriter shall have received on the Closing Date an opinion of Shearman & Sterling, U.S. counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(l)                 The Underwriter shall have received on the Closing Date an opinion of King & Wood, PRC counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(m)                 The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n)                 The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Underwriter and certain shareholders, officers and directors of the Company that have been identified in Schedule IV hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

(o)                 The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A or 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A or 430B, and such post-effective amendment shall have become effective.

(p)                 No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(q)                 FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements for the offering.

(r)                 On the Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to the Underwriter on the applicable Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.      Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)                 To furnish to the Underwriter, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to the Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(j) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b)                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                 To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

(d)                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                 If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                 If, during such period after the first date of the public offering of the Shares, in the opinion of counsel for the Underwriter, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                 To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request.

(h)                 To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                 To apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(j)                 If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8.      Covenants of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, covenants with the Underwriter as follows:

(a)                 To deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)                 Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(c)                 To pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Shareholder.

(d)                 Not, directly or indirectly, to use the proceeds from the sale of the Shares sold by it fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such Sanctions.

(e)                 Such Selling Shareholder, if a PRC resident or PRC citizen, or, if such Selling Shareholder is an entity, any of the direct or indirect owners or controlling persons of such Selling Shareholder that is a PRC resident or PRC citizen, will use his or her best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations.

9.      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.                   Covenants of the Underwriter.  The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.                   Indemnity and Contribution.  a)  The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show and any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(b)                 Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto but only with reference to information relating to such Selling Shareholder, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but only with reference to information relating to such Selling Shareholder.  The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(c)                 The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of its name and address and the fourth and eleventh paragraph of the section of the Time of Sale Prospectus captioned “Underwriting.”

(d)                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by an Attorney-in-Fact.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)                 To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Sellers on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(f)                 The Sellers and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)                 The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.                   Termination.  The Underwriter may terminate this Agreement by giving notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or PRC, Hong Kong or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.                   Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

14.                   Submission to Jurisdiction; Appointment of Agent for Service.  (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, or the offering of the Shares.  Each of the Sellers irrevocably waive, to the fullest extent permitted by law, any objection which such Seller may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to such Seller or such Seller’s property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                 Each of the Sellers hereby irrevocably appoints Corporation Services Company, with offices at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, the United States of America, as such Seller’s agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon such Seller at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Sellers represents and warrants that such agent has agreed to act as such Seller’s agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15.                   Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from such Seller to the Underwriter or any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter or controlling person hereunder, each of the Sellers agree as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to such Seller an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

16.                   Foreign Taxes.  All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Underwriter and each person controlling the Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of the Underwriter’s or controlling person’s being connected with the Cayman Islands or the PRC other than by reason of its being an Underwriter or a person controlling the Underwriter under this Agreement.

17.                   Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                 The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

18.                   Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.                   Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.                   Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.                   Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022 United States of America, Attention: the General Counsel, if to the Company shall be delivered, mailed or sent to 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R., Attention: Albert Chen, and if to the Selling Shareholders shall be delivered, mailed or sent to c/o China Cord Blood Corporation, 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong S.A.R., Attention: Albert Chen.

Very truly yours,

CHINA CORD BLOOD CORPORATION

By:	/s/ Albert Chen
Name:	Albert Chen
Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

The Selling Shareholders named in Schedule I hereto, acting severally

By:	/s/ Albert Chen
Attorney-in-Fact

Signature Page to Underwriting Agreement

Accepted as of the date hereof

JEFFERIES & COMPANY, INC.

By:	Jefferies & Company, Inc.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Selling Shareholders	Number of Firm Shares To Be Sold
NEW HORIZON CELLSTAR CO LIMITED	563,356
TIME REGION HOLDINGS LIMITED	95,167
TIME GALAXY LIMITED	95,167
MUARATAI INVESTMENTS LIMITED	90,496
SUPER CASTLE INVESTMENTS LIMITED	159,302
JENNIFER J WENG	46,512
Total:	1,050,000

I - 1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus Supplement and the accompanying Base Prospectus dated November 4, 2010

2.	Orally communicated pricing information below:

China Cord Blood Corporation

8,050,000 Ordinary Shares

The information below assumes no exercise of the underwriter’s over-allotment option.

Issuer:	China Cord Blood Corporation
Symbol:	NYSE/CO
Shares offered by the Company:	7,000,000 Ordinary Shares
Shares offered by the Selling Shareholders:	1,050,000 Ordinary Shares
Price to public:	$4.50 per Ordinary Share
Proceeds to the Company, net of underwriting discounts and commissions:	$29,767,500
Proceeds to the Selling Shareholders, net of underwriting discounts and commissions:	$4,465,125
Trade date:	November 5, 2010
Settlement date:	November 10, 2010
Underwriting discounts and commissions:	5.5%
CUSIP:	047870631
Underwriter:	Jefferies & Company, Inc.

A copy of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com.

II - 1

SCHEDULE III

Subsidiaries

Name	Jurisdiction of Incorporation
China Cord Blood Services Corporation	Cayman Islands
China Stem Cells Holdings Limited	Cayman Islands
Beijing Jiachenhong Biological Technologies Co., Limited	PRC
China Stem Cells (East) Company Limited	British Virgin Islands
China Stem Cells (West) Company Limited	British Virgin Islands
China Stem Cells (North) Company Limited	British Virgin Islands
China Stem Cells (South) Company Limited	British Virgin Islands
China Stem Cells (East) Company Limited	Hong Kong
China Stem Cells (West) Company Limited	Hong Kong
China Stem Cells (North) Company Limited	Hong Kong
China Stem Cells (South) Company Limited	Hong Kong
Guangzhou Municipality Tianhe Nuoya Bio-engineering Co. Ltd.	PRC
Favorable Fort Limited[1]	Hong Kong
Jinan Baoman Science &Technology Development Co. Ltd.[2]	PRC

1 The Company indirectly holds 83% of the issued and outstanding shares of this company.

2 This company is 100% owned by Favorable Fort Limited.

III - 1

SCHEDULE IV

Locked-up Persons

NEW HORIZON CELLSTAR CO LIMITED
TIME REGION HOLDINGS LIMITED
TIME GALAXY LIMITED
MUARATAI INVESTMENTS LIMITED
SUPER CASTLE INVESTMENTS LIMITED
JENNIFER J WENG
TINA ZHENG
ALBERT CHEN
MARK D CHEN
KEN LU
FENG GAO
YUE DENG
RUI ARASHIYAMA
XIN XU
GOLDEN MEDITECH HOLDINGS LIMITED
CHINA CORD BLOOD CORPORATION

IV - 1

EXHIBIT A

Form of Officer’s Certificate

I, CHEN Bing Chuen, Albert, Chief Financial Officer of China Cord Blood Corporation, an exempted company with limited liability registered by way of continuation in the Cayman Islands   (the “Company”), pursuant to Section 6(j) of the Underwriting Agreement, dated November 5, 2010 (the “Underwriting Agreement”), among the Company, the Selling Shareholders and Jefferies & Company, Inc., hereby certify that I am familiar with the accounting, operations, records systems and internal controls of the Company, I have participated in the preparation of the Registration Statement, reviewed the disclosure in the Registration Statement and performed the following procedures on the financial and operating information and data identified and circled by you in the Time of Sale Prospectus and the Prospectus attached hereto as Annex A.

I further certify each of the circled financial and operating information and data in the attached annex is true and accurate and have:

(A)
Compared the amount or percentage to or recalculated the amount and/or percentage from the corresponding amount or percentage appearing in the audited consolidated financial statements of the Company and its subsidiaries (collectively, the “Group”) incorporated by reference in the Registration Statement and found them to be in agreement.

(B)
Compared the amount or percentage, or recalculated the amount and/or percentage, from the corresponding information in the Company’s general ledger to the corresponding amount or percentage in an analysis prepared by the Company’s accounting personnel and found them to be in agreement;

(C)	Confirmed the accuracy of certain operating data and other data circled by you in Annex A, based on corresponding data and other records maintained by the Company; and

(D)	Recalculated the U.S. dollar amount based on the corresponding RMB amount and the rate of RMB6.7815 to $1.00, as specified in the Registration Statement, and found them to be in agreement.

Attached hereto as Annex B are the unaudited consolidated management accounts of the Company for the three months ended September 30, 2010, respectively (collectively, the “Management Accounts”), and attached hereto as Annex C is the financial outlook prepared by the Company for the fiscal year 2011 (the “Financial Outlook”), each as provided by the Company to the Underwriter.  I further certify that:

(1)
The Management Accounts (a) are derived from the internal accounting records of the Company and (b) have been prepared on a basis substantially consistent with the audited financial statements of the Company included in the Time of Sale Prospectus and the Prospectus.

(2)
Nothing has come to my attention that has led me to believe that at September 30, 2010 there was any change in issued ordinary shares, increase in long-term debt, decreases in shareholders’ equity or net current assets of the Group as compared to the amounts shown in our unaudited condensed consolidated balance sheet as of June 30, 2010, or for the period from July 1, 2010 to September 30, 2010, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income or net income.

(3)	The Financial Outlook has been prepared with a reasonable basis and in good faith at the time when the projections included therein were made.

(4)
Nothing has come to my attention that has led me to believe that (i) at November 2, 2010 there were any material changes in net current assets of the Group as compared to the amounts shown in our unaudited condensed consolidated balance sheet as of June 30, 2010.

I further certify that except as disclosed in the Time of Sale Prospectus and the Prospectus, there have been no changes to the Company’s accounting principles, procedures or methodologies since June 30, 2010 up to November 2, 2010.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of  November 5, 2010.

By:
Name: Albert Chen
Title: Chief Financial Officer

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EXHIBIT B

FORM OF LOCK-UP LETTER

______, 2010

Jefferies & Company, Inc.
520 Madison Avenue

New York, NY 10022

United States of America

Ladies and Gentlemen:

The undersigned understands that Jefferies & Company, Inc., (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Cord Blood Corporation, an exempted company with limited liability registered by way of continuation in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of 8,050,000 Ordinary Shares (the “Shares”), par value US$0.0001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriter that may participate in the Public Offering to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the final prospectus (the “Initial Lock-Up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the Shares to be sold pursuant to the Underwriting Agreement, (b) transactions relating to Ordinary Shares or other securities of the Company acquired in open market transactions after the completion of the Public Offering, (c) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (e) transfers upon death by will or intestacy to the undersigned’s immediate family, (f) distribution of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the undersigned, (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or (h) the exercise, sale, transfer or disposal of any of the warrants issued by Pantheon China Acquisition Corp., our predecessor, in connection with its initial public offering and assumed by Pantheon Arizona Corp. and the Company in connection with its redomicile to the Cayman Islands or any ordinary shares issued pursuant to such exercise; provided that, in the case of any gift, disposition, transfer or distribution pursuant to sub-clauses (c), (d), (e) or (f), each donee, transferee or distribute shall sign and deliver a lock-up letter substantially in the form of this letter and that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities of the Company acquired in such open market transactions; and provided further, that, in the case of sub-clause (g) above, such plan does not provide for the transfer of Ordinary Shares during the restricted period, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.  In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1)           during the last 17 days of the Initial Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Lock-Up Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

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The undersigned shall not engage in any transaction that may be restricted by this agreement (aside from the transactions described in the third paragraph of this letter) during the 34-day period beginning on the last day of the Initial Lock-Up Period unless the undersigned requests and receives prior written confirmation from the Company or the Underwriter that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)

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